EXHIBIT 10.1

                             STANDING LOAN AGREEMENT
                               AND SWAP COMMITMENT


        This Standing Loan Agreement and Swap Commitment (the "Agreement"), dated as of August 18, 2004, is between POINT.360, a California corporation ("Borrower") and BANK OF AMERICA, N.A., a national banking association ("Bank").

1. LOAN AND SWAP COMMITMENT TERMS

   1.1 Amount and Purpose. Subject to the terms and conditions of this Agreement and so long as no Event of Default (as defined in Section 6 below) has occurred:

   (a) Bank will make a loan to Borrower in the principal amount of Six Million Four Hundred Thirty-Five Thousand Dollars ($6,435,000.00) (the "Loan") to be used for the acquisition of the Property (defined below).

   (b) Until a date not more than 364 days from the date the Deed of Trust (as defined in Section 1.1(c) below), records, Bank will, upon prior written request of Borrower, enter into interest rate (as defined in the 1991 ISDA Definitions published by the International Swap Dealers Association, Inc., now known as the International Swaps and Derivatives Association, Inc. ("ISDA")) swap transactions ("Swaps") with Borrower for an aggregate notional amount not to exceed the principal amount of the Loan outstanding from time to time for a term not to exceed the term of the Loan. Pursuant to such Swaps, Bank will agree to pay a floating rate not greater than the rate payable by Borrower under the Note (as defined in Section 1.1(c) below), and Borrower will agree to pay a fixed rate quoted by Bank in its sole discretion.

   (c) The Loan will be evidenced by a promissory note (the "Note") payable to Bank in the original principal amount of the Loan. The Loan and the Swaps will be secured by a Deed of Trust With Assignment of Rents, Security Agreement and Fixture Filing (the "Deed of Trust") covering certain improved real property located at 2701 Media Center Drive, Los Angeles, California and more particularly described on Exhibit A attached to the Deed of Trust (the "Real Property") (the Real Property together with all buildings, structures and other improvements now or hereafter located thereon (the "Improvements"), and the personal property described in the Deed of Trust and defined therein as "Personalty", being hereinafter collectively referred to as the "Property").

   1.2 Additional Credit Support. The Loan will not be guaranteed and all references to "Guaranties" and "Guarantors" in this Agreement shall be disregarded.

   1.3  Documentation.

   (a) At or prior to the closing of this transaction, Borrower must deliver the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Bank: (i) this Agreement; (ii) the Note; (iii) the Deed of Trust; (iv) a UCC-1 Financing Statement perfecting a first-position lien on all personal property collateral that is perfected by filing; (v) a Security Agreement (Deposit Account) executed by Borrower, in favor of Bank pledging the proceeds of the Deposit Account (defined below) to Bank as additional security of Borrower's obligations hereunder; (vi) an ALTA title insurance policy insuring Bank that the Deed of Trust constitutes a valid and enforceable lien on the Property subject and subordinate only to such liens or other matters as Bank has approved in writing;
        (vii) if requested, an ALTA/ASCM survey of the Real Property and the improvements thereon certified to Bank; (viii) if the Deed of Trust is to be junior to any other lien or deed of trust on the Property, a Beneficiary's Statement from the holder of such prior lien or deed of trust; (ix) evidence of the casualty and other insurance coverage as required under this Agreement or otherwise by Bank in writing; (x) evidence of Borrower's due formation and good standing, as well as due authorization and execution of the Loan Documents; (xi) a loan fee in the amount of Forty-Eight Thousand Two Hundred Sixty-Two and 50/100 Dollars ($48,262.50); (xii) an Environmental Questionnaire prepared and certified by Borrower, and, if Bank requires, an environmental survey of the Property prepared by an environmental consultant satisfactory to Bank; and (xv) such other documents, property information and other assurances as Bank may reasonably require.


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   (b)  At or prior  to  execution  of any  Swaps,  Borrower  must  execute,  as applicable, and deliver the following documents and other items, all in form and substance satisfactory to Bank: (i) Master Agreement in the form published by ISDA and related Schedule substantially in the forms of Exhibits A and B hereto; (ii) a confirmation under the foregoing;
        (iii) if Borrower is anything other than a natural person, evidence of due authorization and execution of the foregoing; and (iv) such other documents, agreements and instruments as Bank may require to evidence satisfaction of conditions contained in any of the foregoing.

   1.4  Loan  Documents.  This  Agreement,  the  Note,  the Deed of  Trust,  the
        Security Agreement (defined below) and all other documents and instruments evidencing, securing or otherwise pertaining to the Loan, or any other Secured Obligations (as defined in the Deed of Trust) are referred to as the "Loan Documents." However, Swap Contracts (as defined in the Deed of Trust) are not Loan Documents.

   1.5 Automatic Deduction. Borrower agrees that principal and interest payments on the Note will be deducted automatically on the due date from checking account number 14592-22609 maintained by Borrower at the Bank (such checking account and any other account maintained by Borrower at the Bank for purposes holding funds that will be used to pay principal and interest on the Note shall be hereinafter referred to as the "Checking Account").

        Bank will debit the Checking Account on the dates the payments become due. If a due date does not fall on a banking day, Bank will debit the Checking Account on the first banking day following the due date.

        Borrower will maintain the Checking Account in good standing with Bank throughout the term of the Loan, and maintain sufficient funds in the Checking Account on the dates Bank enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account on the date Bank enters any debit authorized by this Agreement, without limiting Bank's other remedies in such an event, Bank may reverse the debit.

        Borrower hereby grants to Bank a security interest in the Checking Account, and any other accounts from which Borrower may from time to time authorize Bank to debit payments due on the Loan or the Swaps, for the purpose of securing the payment of amounts Bank is authorized to deduct from the Checking Account or such other accounts.

   1.6 Disbursement Procedures. Bank will disburse the Loan Proceeds as follows:

   (a) First, to Bank, the sum of Fifty-Eight Thousand Three Hundred and 50/100 Dollars ($58,300.50) which represents disbursements for the following items:

            Loan Fee                                   $48,262.50
            Appraisal Fee                               $3,185.00
            Misc. and Recording Fees                      $200.00
            Tax Service Contract Fee(s)                   $653.00
            Legal Fees [Estimate]                      $13,500.00
            Less Prepaid Deposit                       ($7,500.00)
                                                       ----------
            TOTAL                                      $58,300.50
                                                       ----------

   (b) Second, to Borrower's Deposit Account No. 14657-00465 maintained with Bank (the "Deposit Account"), the sum of Five Hundred Eighty-Five Thousand Dollars ($585,000.00).

   (c) Third, to Chicago Title Insurance Company, to disburse on behalf of the Borrower the remaining Loan proceeds to pay for the title policy, endorsements, related fees and to pay off the existing loan currently encumbering the Property. In the event the Loan proceeds are not sufficient to pay loan in full, Borrower shall pay from its own funds any remaining amounts required to pay such loan in full. In the event there is an excess of Loan proceeds, said excess shall be immediately disbursed to Borrower.


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   2.   COVENANTS OF THE BORROWER

        Borrower promises to keep each of the following covenants:

   2.1 Compliance with Law. Borrower will comply with all existing and future laws, regulations, orders, building restrictions and requirements of, and all permits and approvals from, and agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over the Property or Borrower's business conducted thereon or therefrom, and with all restrictive covenants and other title encumbrances encumbering the Property (all collectively, the "Requirements").

   2.2 Conditional Sales Contracts; Removal of Fixtures and Equipment. Without Bank's prior written consent, which shall not be unreasonably withheld, Borrower must not (a) purchase any materials, equipment, furnishings or fixtures to be installed on the Property with a value in excess of $25,000 under any agreement where the seller reserves a lien, security interest or title thereto, or the right of removal or repossession after such items are installed on the Property; and (b) remove or permit to be removed from the Real Property or the Improvements any equipment, machinery or fixtures with a value in excess of $25,000 installed in or affixed to the Improvements and used in connection with the management, maintenance, operation or enjoyment thereof unless replaced by articles of equal suitability and value owned by Borrower free and clear of any lien or security interest.

   2.3 Site Visits. Borrower grants Bank, its agents and representatives the right to enter and visit the Property at any reasonable time, after giving reasonable notice to Borrower, for the purposes of observing, performing appraisals, inspecting the Property, taking environmental samples, and conducting tests, among other things, to investigate for the presence of Hazardous Substances, as defined in Section 4.1. Borrower shall reimburse Bank on demand for the reasonable costs of any such environmental investigation and testing. Bank will make reasonable efforts during any site visit, observation or testing conducted pursuant to this paragraph to avoid interfering with Borrower's use of the Property. Borrower shall also allow Bank to examine, copy and audit its books and records. Bank is under no duty to visit or observe the Property, or to examine any books or records and the Bank shall not incur any obligation or liability by reason of not making any such inspection or inquiry. Any site visit, observation or examination by Bank is solely for the purpose of protecting Bank's security and preserving Bank's rights under the Loan Documents. No site visit, observation or testing or any report or findings made as a result thereof ("Environmental Report") (i) will result in a waiver of any default of Borrower; (ii) impose any liability on Bank; or (iii) be a representation or warranty of any kind regarding the Property (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness). In the event Bank has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to Borrower or any other party, Borrower authorizes Bank to make such a disclosure. Borrower further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to Borrower by Bank or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of Borrower) by Borrower without advice or assistance from Bank.

   2.4  Insurance. Borrower must maintain the following insurance:

   (a) All risk property damage insurance in nonreporting form on the Property, with a policy limit in an amount not less than the full insurable value of the Property on a replacement cost basis, including tenant improvements, if any. The policy shall include a business interruption (or rent loss, if more appropriate) endorsement, a lender's loss payable endorsement (438 BFU) in favor of Bank, and any other endorsements reasonably required by Bank.

   (b) Commercial General Liability coverage with such limits as Bank may reasonably require. This policy must name Bank as an additional insured. Coverage must be written on an occurrence basis, not claims made.

   (c) Statutory workers' compensation insurance with respect to any work on or about the Property (including employer's liability insurance, if required by Bank), covering all employees of Borrower and any contractor.


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   (d)  Such other insurance as Bank may reasonably  require,  which may include
        (i) earthquake insurance, if such insurance is expressly required as a condition to disbursement of the Loan proceeds or if at any time the Property is situated in a delineated earthquake fault zone as shown on an earthquake fault zone map adopted under California's Alquist-Priolo Earthquake Fault Zoning Act, or any successor thereto, and (ii) flood insurance, if the Property is situated in an area designated as "flood prone," "within a flood plain" or similar designation under federal or state law.

        All policies of insurance required by Bank must be issued by companies approved by Bank and otherwise be acceptable to Bank as to amounts, forms, risk coverages and deductibles. In addition, each policy (except workers' compensation) must provide Bank at least thirty (30) days' prior notice of cancellation, non-renewal or modification. If Borrower fails to keep any such coverage in effect while the Loan is outstanding, Bank may procure the coverage at Borrower's expense. Borrower must reimburse Bank, on demand, for all premiums advanced by Bank, which advances are considered to be additional loans to Borrower secured by the Deed of Trust and bearing interest at the Default Rate provided in the Note.

   2.5 Preservation of Rights. Borrower must obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower's business thereon and therefrom.

   2.6 Maintenance and Repair. Borrower must (a) maintain or cause another party to maintain the Property, including the parking and landscaping portions thereof, in good condition and repair, (b) promptly make, or cause tenants to make all necessary structural and non-structural repairs to the Property, and (c) not demolish, alter, remove or add to any Improvements, excepting the installation or construction of tenant improvements in connection with any leases approved in accordance with this Agreement, and except as expressly allowed hereunder. Borrower shall pay when due all undisputed claims for labor performed and materials furnished therefor in connection with any improvements or construction activities.

   2.7 Payment of Expenses. Borrower must pay all costs and expenses incurred by Bank in connection with the making, disbursement and administration of the Loan, as well as any revisions, extensions, renewals or "workouts" of the Loan, and in the exercise of any of Bank's rights or remedies under this Agreement, any other Loan Document or Swap Contract (as defined in the Deed of Trust). Such costs and expenses include title insurance, recording and escrow charges, fees for appraisal, environmental services, legal fees and expenses of Bank's counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by Bank's employees or by independent contractors. Borrower acknowledges that the Loan Fee does not include amounts payable by Borrower under this section. All such sums incurred by Bank and not immediately reimbursed by Borrower are considered additional loans to Borrower secured by the Deed of Trust and bearing interest at the Default Rate provided in the Note.

   2.8 Financial and Other Information. Borrower shall provide Bank the following financial information and statements without prior request or demand:

   (a) Within ninety (90) days of each calendar year end, Borrower's annual consolidated financial statements. These financial statements must be in compliance with the GAAP and audited by Singer, Lewak, Greenbaum & Goldstein LLP or other Certified Public Accountant acceptable to Bank; and

   (b) Such additional information as may be reasonably requested by Bank from time to time.

   2.9  Notices. Borrower must promptly notify Bank in writing of:

   (a) Any litigation affecting Borrower or the Property where the amount claimed is Two Hundred Fifty Thousand Dollars ($250,000.00) or more;

   (b) Any notice that the Property or Borrower's business fails in any respect to comply with any applicable law, regulation or court order;

   (c)  Any substantial  dispute between Borrower and any government  authority;
        and


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   (d)  Any material adverse change in the physical condition of the Property or other circumstance that materially and adversely affects Borrower's intended use of the Property, or any material adverse change in Borrower's or any trustor's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Loan.

   2.10 Indemnity. Borrower agrees to indemnify, defend with counsel acceptable to Bank, and hold Bank harmless from and against all liabilities, claims, actions, damages, costs and expenses (including all legal fees and expenses of Bank's counsel) arising out of or resulting from the ownership, operation, or use of the Property, whether such claims are based on theories of derivative liability, comparative negligence or otherwise. Notwithstanding anything to the contrary in any other Loan Document or the Swap Contracts, the provisions of this Section 2.10 are not secured by the Deed of Trust, and shall survive the termination of this Agreement, repayment of the Loan and foreclosure of the Deed of Trust or similar proceedings. Notwithstanding anything to the contrary herein, Borrower shall not be liable to Bank for such claims and liabilities as arise solely from the gross negligence or intentional misconduct of Bank.

   2.11 Performance of Acts. Upon request by Bank, Borrower must perform all acts which may be necessary or reasonably advisable to perfect any lien or security interest provided for in the Loan Documents or Swap Contracts or to carry out the intent of the Loan Documents.

   2.12 Notice of Change. Borrower must give Bank prior written notice of any change in:

   (a) the location of its place of business or its chief executive office if it has more than one place of business; and

   (b) Borrower's name or business structure. Unless otherwise approved by Bank in writing, Borrower agrees that all Property that consists of personal property (other than the books and records) will be located at the Real Property and that all books and records will be located at Borrower's place of business or chief executive office if Borrower has more than one place of business.

   2.13 Negative Covenants. Without Bank's prior written consent (which shall not be unreasonably withheld) Borrower must not:

   (a)  Engage  in  any  business   activities   substantially   different  from
        Borrower's present business;

   (b)  Liquidate or dissolve Borrower's business;

   (c) Sell, assign, lease, transfer or otherwise dispose of all or a substantial part of Borrower's business or Borrower's assets;

   (d) Sell, assign, lease transfer, or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so, except for assets sold at a discount in the ordinary course of Borrower's business; or

   (e) Enter into any consolidation, merger, or other combination, provided that (i) any subsidiary of Borrower may be merged or consolidated with or into Borrower if Borrower shall be the continuing or surviving corporation, and (ii) in no event shall the provisions of this Section 2.13(e) prohibit Borrower from acquiring any equity interest in (including any warrants, options and other rights to acquire such interests), or any or all of the assets of, any other person or entity.

   2.14 Completion of Construction. Borrower shall complete construction of the Required Improvements (defined below) on or before the date that is six
        (6) months after the date of the recordation of the Deed of Trust (the "Completion Date") to Bank's reasonable satisfaction. Borrower shall provide Bank satisfactory evidence that all costs associated with such


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        construction have been paid in full, and that the Property is subject to no liens, conditional sales contracts or other encumbrances or interests except as approved by Bank in writing. Borrower shall furnish such title policy endorsements as Bank may reasonably require in form and substance satisfactory to Bank. For purposes of this Agreement, construction shall be deemed complete only when: (i) the planned improvements to the Property including office, HVAC installations and additional electrical, lighting and sprinkler upgrades (the "Required Improvements") have been completed in accordance with the Plans and Specifications, as the same may have been amended from time to time with the written approval of Bank; (ii) all utilities serving the Improvements have been connected and are operating; (iii) all costs and liens relating to the completed Improvements shall have been paid; (iv) Borrower shall have obtained from all governmental authorities all material permits, licenses and approvals necessary to operate the Improvements for its present business purposes; and (v) Bank has received evidence of the final notice of completion of Required Improvements.

   2.15 Separate Obligations. Borrower agrees that, unless otherwise mutually agreed:

   (a) the obligations of Borrower on the Loan will be separate and independent from the obligations of Borrower on Swaps;

   (b)  this Agreement is separate and independent from the Swap Contracts;

   (c)  the Loans and the Swaps will not constitute a unified transaction;

   (d) payments by Borrower on Swaps will not constitute payment of interest or other amount due to Bank on account of Loans.

   2.16 ERISA Plans. Promptly during each year, Borrower shall pay contributions adequate to meet at least the minimum funding standards under ERISA with respect to each and every Plan; file each annual report required to be filed pursuant to ERISA in connection with each Plan for each year; and notify Bank within ten (10) days of the occurrence of any Reportable Event that might constitute grounds for termination of any capital Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Plan. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Capitalized terms in this paragraph shall have the meanings defined within ERISA.

   2.17 Protection Against Lien Claims. Borrower shall promptly pay or otherwise discharge all claims and liens for labor done and materials and services furnished in connection with the construction of any Improvements. Notwithstanding anything to the contrary herein, Borrower shall have the right to contest in good faith any claim or lien, provided that it does so diligently and without prejudice to Bank or delay in completing the Improvements. Upon Bank's request, Borrower shall promptly (and in any event within 30 days of Bank's request) provide a bond, cash deposit or other security which Bank in the exercise of its reasonable judgment determines to be satisfactory.

   3.   USE OR LEASING OF THE PROPERTY

   3.1  Use of Property.

   (a) Borrower must occupy at least sixty percent (60%) of the square footage of the Improvements Property for the conduct of its regular business. Borrower must not change its intended use of the Property without Bank's prior written approval.

   (b) Not more than forty percent (40%) of the square footage of the Improvements may be leased to unaffiliated third parties in accordance with the provisions of this Section 3.

   3.2 Leasing. Borrower must use its best efforts to keep all spaces on the Property, which are not occupied by Borrower, leased. If requested by Bank, Borrower must submit a pro forma lease for approval by the Bank. All leases of space must be entered into with bona fide third party tenants, financially capable of performing their obligations under the leases, in arms-length transactions at the then current market rate for comparable space. Borrower must perform all obligations of landlord under all leases and must not accept payment of more than one month's rent in advance from any tenant.


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   3.3  Delivery of Leasing  Information  and Documents.  Borrower must promptly deliver to Bank such rent rolls, leasing schedules and reports, operating statements or other leasing information as Bank from time to time may request, and must promptly notify Bank of any material tenant dispute or material adverse change in leasing activity on the Property. Borrower must promptly obtain and deliver to Bank such estoppel certificates and subordination and attornment agreements from tenants as Bank from time to time may require. In no event is any approval by Bank of a lease a representation of any kind with regard to the lease or its enforceability, or the financial capacity of any tenant or lease guarantor.

   3.4 Income from Property. Borrower must first apply all income derived from the Property, including all income from leases, to pay costs and expenses associated with the ownership, maintenance, operation and leasing of the Property, including all amounts then required to be paid under the Loan Documents and Swap Contracts, before using or applying such income for any other purpose. No such income is to be distributed or paid to any partner, shareholder or, if Borrower is a trust, to any beneficiary or trustee, unless all such costs and expenses which are then due have been paid in full.

   4.   HAZARDOUS SUBSTANCES

        Notwithstanding any provision in the Deed of Trust or any other Loan Document, the provisions of this Section 4 are not to be secured by the Deed of Trust and shall survive termination of this Agreement, repayment of the Loan, and foreclosure of the Deed of Trust or similar proceedings.

   4.1 Definition of Hazardous Substance. For purposes of this Agreement, a "Hazardous Substance" is defined to mean any substance, material or waste, including asbestos and petroleum (including crude oil or any fraction thereof), which is or becomes designated, classified or regulated as "toxic," "hazardous," a "pollutant" or similar designation under any current or future federal, state or local law, regulation or ordinance.

   4.2 Indemnity Regarding Hazardous Substances. Borrower agrees to indemnify and hold Bank harmless from and against all liabilities, claims, actions, loss, damages, including, without limitation, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all consultant, expert and reasonable legal fees and expenses of Bank's counsel) directly or indirectly arising out of or resulting from any Hazardous Substance being present at any time in or around any part of the Property, or in the soil, groundwater or soil vapor on or under the Property, including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, or any resulting damages or injuries to the person or property of any third parties or to any natural resources. In addition, Borrower must similarly indemnify, defend and hold harmless any persons purchasing the Property through a foreclosure sale or following a foreclosure sale, and any persons purchasing the Loan, any Swap or any portion of or interest in any Loan or Swap. Upon demand by Bank, Borrower must defend any investigation, action or proceeding alleging the presence of any Hazardous Substance in any such location, which affects the Property or which is brought or commenced against Bank, whether alone or together with Borrower or any other person, all at Borrower's own cost and by counsel to be approved by Bank in the exercise of its reasonable judgment. In the alternative, Bank may elect to conduct its own defense at the expense of Borrower.

   4.3 Representation and Warranty. Before signing this Agreement, Borrower researched and inquired into the previous, current and contemplated uses and ownership of the Property. Based on that due diligence, Borrower represents and warrants that, to the best of its knowledge, no Hazardous Substance has been or will be disposed of, released onto or otherwise exists in, on, or under the Property, except as disclosed in that certain "Phase I Environmental Site Assessment Update, Los Angeles Media Tech Center, 2701-2714 Media Center Drive, Los Angeles, California," prepared by Versar, Inc. dated July 28, 2003.

   4.4 Compliance with Law; Notices. Borrower has complied, and will comply and cause all occupants of the Property to comply, with all current and future laws, regulations and ordinances or other requirements of any governmental authority relating to or imposing liability or standards of conduct concerning protection of health or the environment or hazardous substances ("Environmental Laws"). Borrower shall promptly, at Borrower's sole cost and expense, take all reasonable actions with respect to any hazardous substances or other environmental condition at, on, or under the Property necessary to (i) comply with all applicable Environmental Laws; (ii) allow continued use, occupation or operation of the Property; or (iii) maintain the fair market value of the Property. Borrower acknowledges that hazardous substances may permanently and materially impair the value and use of the Property. Borrower must promptly notify Bank in writing if it knows or suspects there may be any Hazardous Substance in or around the Property, or in the soil, groundwater or soil vapor on or under the Property, or that Borrower or the Property may be subject to any threatened or pending investigation by any governmental agency or third party under any current or future law, regulation or ordinance pertaining to any Hazardous Substance.

   5.   REPRESENTATIONS AND WARRANTIES

        Borrower promises that each representation and warranty set forth below is true, accurate and correct.

   5.1 Formation; Authority. If Borrower is anything other than a natural person, it has complied with all laws and regulations concerning its organization, existence and the transaction of its business, and is in good standing in each state in which it conducts its business. Borrower is authorized to execute, deliver and perform its obligations under each of the Loan Documents.

   5.2 Compliance With Law. The Property and the actual use thereof by Borrower complies in all material respects with all Requirements. Borrower has received no notices of violations of any Requirements. There are no claims, actions, proceedings or investigations pending or threatened against Borrower or affecting the Property except for those previously disclosed by Borrower to Bank in writing.

   5.3 No Violation. The execution and delivery of this Agreement, the other Loan Documents and the Swap Contracts and the performance by Borrower of its obligations hereunder and thereunder will not result in a default under any other material agreement to which Borrower is a party, or violate any Requirements.

   5.4 Financial Information. All financial information which has been and will be delivered to Bank, including all information relating to the financial condition of Borrower, any of its partners, shareholders, members, or other principals, any Guarantor, and the Property, does and will fairly and accurately represent the financial condition (including all material contingent liabilities) being reported on. All such information was and will be prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise noted. Since the quarterly financial statement of Borrower for the period ending March 31, 2004, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of Borrower or any other subject thereof.

   5.5 Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against Borrower which, if lost, would impair Borrower's financial condition or ability to repay the Loan, except as have been disclosed in writing to Bank in that certain facsimile letter from Alan Steel to Andrea Tunks dated June 2, 2004.

   5.6 Other Obligations. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

   5.7 Borrower Not a "Foreign Person". Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

   5.8 Ownership of Property. Borrower owns directly or will own upon the completion of the Required Improvements, and not through any affiliated entity, all of the personal property and fixtures necessary for the operation and management of the Property for the uses presently being conducted thereon.

   6.   DEFAULT AND REMEDIES

   6.1 Events of Default. Borrower will be in default under this Agreement upon the occurrence of any one or more of the following events ("Event of Default"):

   (a) Borrower fails to make any payment due under the Note, within ten (10) days after the date due, or Borrower fails to make any payment due under any other Loan Document or Swap Contract and demanded by Bank, within ten (10) days after written demand by Bank; or

   (b) Borrower fails to timely observe, perform and comply with any covenant contained in this Agreement other than those referred to in clause (a), and does not either cure that failure within thirty (30) days after written notice from Bank, or, if the default cannot be cured in thirty
        (30) days, within a reasonable time but not to exceed ninety (90) days after written notice; or

   (c) Borrower becomes insolvent or the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships; or

   (d) Borrower dissolves, terminates, or liquidates, without Bank's prior written consent; or

   (e) Any representation or warranty made or given by Borrower in this Agreement or any other Loan Document or Swap Contract proves to be false or misleading in any material respect; or

   (f) A default is declared or occurs under any of the other Loan Documents or Swap Contracts (and, if a cure period is provided with respect to said default, said default is not fully cured within the period provided in said Loan Document or Swap Contracts for cure of said default); or

   (g) Bank fails to have an enforceable first lien on or security interest in any property given as security for the Loan or any Swap (except for prior liens approved by Bank in writing); or

   (h) A judgment in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000.00) in excess of any insurance coverage is entered against Borrower, or any government authority takes action that materially adversely affects Borrower's intended use of the Property or Borrower's ability to repay the Loan; provided, however, any judgment rendered against Borrower in connection with certain litigation pending in the United States District Court for the Central District of California under Case No. CV-03-4812 JFW (JWJx) shall not constitute an Event of Default under this Section 6.1(h); or

   (i) Borrower, or any person affiliated with Borrower, fails to meet the conditions of, or fails to perform any material obligation under, any other agreement Borrower or such affiliate has with Bank or any affiliate of Bank. For the purposes of this section, "affiliated with" means in control of, controlled by or under common control with; or

   (j) Borrower or any person affiliated with Borrower defaults in connection with any credit such person has with any lender, if the default consists of the failure to make a payment when due or gives the other lender the right to accelerate the obligation. For the purposes of this section, "affiliated with" means in control of, controlled by or under common control with; or

   (k) Any material adverse change occurs, or is reasonably likely to occur, in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Loan.

   6.2 Remedies. If an Event of Default occurs under this Agreement, Bank may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Bank's rights and remedies shall be cumulative. All of Borrower's obligations under the Loan Documents and Swap Contracts shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all at Bank's option, exercisable in its sole discretion.

   7.   ARBITRATION.

   7.1 Arbitration. This section concerns the resolution of any controversies or claims between Borrower and Bank (collectively a "Claim"), whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to this Agreement (including any renewals, extensions or modifications) or the Loan Documents or the Swap Contracts. At the request of Borrower or Bank, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state. Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control. The arbitration shall be administered by JAMS and conducted in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in California. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced. The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees and costs pursuant to the terms of this Agreement.

   7.2 Provisional Remedies, Self-Help and Foreclosure. This section does not limit the right of Borrower or Bank to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights; or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

   7.3 Real Property Collateral. The procedure described above will not apply if the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to Bank secured by real property located in California. In this case, both Borrower and Bank must consent to submission of the Claim to arbitration. If both parties do not consent to arbitration, the Claim will be resolved as follows: Borrower and Bank will designate a referee (or a panel of referees) selected under the auspices of JAMS in the same manner as arbitrators are selected in JAMS administered proceedings. The designated referee(s) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections. The referee (or the presiding referee of the panel) will be an active attorney or a retired judge. The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

   7.4 No Waiver. The filing of a court action is not intended to constitute a waiver of the right of Borrower or Bank, including the suing party, thereafter to require submittal of the Claim to arbitration.

   7.5 Waiver of Jury Trial. By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into the Loan Documents.

   8.   MISCELLANEOUS PROVISIONS

   8.1 No Waiver; Consents. No alleged waiver by Bank is effective unless in writing, and no waiver may be construed as a continuing waiver. No waiver is implied from any delay or failure by Bank to take action on account of any default of Borrower. Consent by Bank to any act or omission by Borrower may not be construed as a consent to any other or subsequent act or omission.

   8.2 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of Bank and Borrower and their successors and assigns. No trust fund is created by this Agreement and no other persons or entities have any right of action under this Agreement or any right to the Loan funds.

   8.3 Notices. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Bank or Borrower may specify from time to time in writing. Notices sent by first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail.

   8.4 Attorneys' Fees. If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to this Agreement, the Loan Documents, the Swap Contracts or the Loan, including any alleged tort action, regardless of which party commences the action, the prevailing party is entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action or proceeding, in addition to costs and expenses otherwise allowed by law. Any such attorneys' fees incurred by either party in enforcing a judgment in its favor under this Agreement are recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligations are intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. In all other situations, including any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, Borrower agrees to pay all of Bank's costs and expenses, including attorneys' fees, which may be incurred in any effort to collect or enforce the Loan or any part of it or any term of any Loan Document. Attorneys' fees include the reasonably allocated costs for services of in-house counsel.

   8.5 Heirs, Successors and Assigns. The terms of this Agreement shall bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement without the prior written consent of Bank. Bank has the right to transfer the Loan and any Swaps to any other persons or entities without the consent of or notice to Borrower. Without the consent of or notice to Borrower, Bank may disclose to any prospective purchaser of any securities issued by Bank, and to any prospective or actual purchaser of any interest in the Loan or Swaps or any other loans made by Bank to Borrower, any financial or other information relating to Borrower, the Loan or the Property.

   8.6 Interpretation. The language of this Agreement must be construed as a whole according to its fair meaning, and not strictly for or against any party. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

   8.7 Miscellaneous. This Agreement may not be modified or amended except by a written agreement signed by the parties. The invalidity or unenforceability of any one or more provisions of this Agreement in no way affects any other provision. If Borrower consists of more than one person or entity, each is jointly and severally liable to Bank for the faithful performance of each and every obligation under this Agreement, the other Loan Documents and the Swap Contracts. Any person who is now or hereafter a general partner of Borrower is jointly and severally liable for performance of Borrower's obligations under the Loan Documents and Swap Contracts. Time is of the essence in the performance of this Agreement and the other Loan Documents and the Swap Contracts. This Agreement is governed by California law. This Agreement may be executed in one or more counterparts, each of which is, for all purposes deemed an original and all such counterparts taken together, constitute one and the same instrument.

   8.8 Integration and Relation to Loan Commitment. The Loan Documents and the Swap Contracts respectively fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Agreement. The Loan Documents and the Swap Contracts supersede all oral negotiations and prior writings concerning the subject matter of the Loan Documents and the Swap Contracts, including any loan commitment issued to Borrower.

   8.9 Actions. Bank has the right, but not the obligation, to commence, appear in, and defend any action or proceeding which might materially affect its security or its rights, duties or liabilities relating to the Loan, the Swap, the Property, or any of the Loan Documents or the Swap Contracts. Borrower must pay promptly on demand all of Bank's reasonable out-of-pocket costs, expenses, and legal fees and expenses of Bank's counsel incurred in those actions or proceedings.

   8.10 Relationships with Other Bank Customers. From time to time, Bank may have business relationships with Borrower's customers, suppliers, contractors, tenants, partners, shareholders, officers or directors, with businesses offering products or services similar to those of Borrower, or with persons seeking to invest in, borrow from or lend to Borrower. Borrower agrees that in no event is Bank obligated to disclose to Borrower any information concerning any other Bank customer. Borrower further agrees that Bank may extend credit to those parties and may take any action it may deem necessary to collect any such credit, regardless of any effect the extension or collection of such credit may have on Borrower's financial condition or operations.

   8.11 Loan Commission. Bank is not obligated to pay any brokerage commission or fee in connection with or arising out of the Loan. Borrower must pay any and all brokerage commissions or fees arising out of or in connection with the Loan.

   8.12 Credit Verification. Each legal entity obligated on this Agreement, whether as a Borrower or in any other capacity, hereby authorizes Bank to check any credit references, and obtain credit reports from credit reporting agencies of Bank's choice in connection with any monitoring, collection or future transaction concerning the Loan, including any modification, extension or renewal of the Loan.


                     [Signatures appear on following page.]

        IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement as of the date first above written.

Borrower:
POINT.360, a California corporation


By:  /s/ Alan R. Steel
     ----------------------------
Name:    Alan R. Steel
Title:   Chief Financial Officer


By:
Name:
Title:

Borrower's Address for Notices:
7083 Hollywood Boulevard, Suite 200
Hollywood, CA  90028


Bank:
BANK OF AMERICA, N.A., a national banking association


By:  /s/ Andrea Tunks
     ----------------------------
Name:    Andrea Tunks
Title:   Vice President

Bank's Addresses for Notices:
Bank of America, N.A.
CA 97050458
Capital Markets Servicing Group
1000 W. Temple Street
Los Angeles, CA 90012-1514